Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                          SamDuk Accounting Corporation

                    July  17,  2002

Meridian  Co.,  Ltd.
9Fl.,  Seoil  Bldg.  222,
Jamsilbon-dong,
Songpa-gu  Seoul,
Republic  of  Korea



         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated April 27, 2002, with respect to the financial statements of Meridian Co., Ltd., included in its report 20-F, filed with the Securities and Exchange Commission on July 15, 2002, which has been incorporated by reference in its entirety in the Registration Statement on Form S-8:

July  17,  2002



                    SamDuk  Accounting  Corporation